UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                November 15, 2005

                          Lehman Brothers Holdings Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

     1-9466                                             13-3216325
(Commission File Number)                       (IRS Employer Identification No.)

      745 Seventh Avenue
      New York, New York                                                10019
(Address of Principal Executive Offices)                              (Zip Code)

                                 (212) 526-7000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.        Entry into a Material Definitive Agreement.

         On November 15, 2005, the Compensation and Benefits Committee of Lehman Brothers Holdings Inc.'s Board of Directors (the "Compensation Committee") approved the compensation formulas for performance-based bonuses that may be paid to our executive officers for the fiscal year ending November 30, 2006 ("Fiscal 2006") under the Lehman Brothers Holdings Inc. Short-Term Executive Compensation Plan, as amended (the "Short-Term Executive Compensation Plan"). The Short-Term Executive Compensation Plan was approved by our stockholders in 1996 and 2003, and is designed to preserve the tax deductibility of compensation in excess of $1 million under Section 162(m) of the U.S. Internal Revenue Code. The compensation formulas for Fiscal 2006 are based on pre-tax income. Bonus award amounts will be calculated for each participant based on the attainment of the indicated financial measures and may be adjusted by the Compensation Committee at its discretion.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                          LEHMAN BROTHERS HOLDINGS INC.


Date:    November 21, 2005                 By: /s/ James J. Killerlane III
                                           -------------------------------------
                                               Name:  James J. Killerlane III
                                               Title: Vice President and
                                                      Assistant Secretary